EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Juniper Pharmaceuticals, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus, constituting a part of this Registration Statement on Form S-3, of our report dated March 18, 2015, relating to the consolidated financial statements of Juniper Pharmaceuticals, Inc. (formerly Columbia Laboratories, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Boston, Massachusetts

September 14, 2015